EXHIBIT 99.1

Natus Completes Acquisition of GN Otometrics Business

PLEASANTON, Calif., Jan. 03, 2017 (GLOBE NEWSWIRE) -- Natus Medical Incorporated (NASDAQ:BABY) today announced that it has completed the acquisition of GN Otometrics from GN Store Nord A/S (GN.CO) that was announced on September 26, 2016.  Based in Taastrup, Denmark, Otometrics provides hearing screening, hearing diagnostic and balance care tools and software to hospitals and professional worldwide.

About Otometrics

Otometrics is a leader in the hearing and balance assessment market.  Otometrics provides computer-based audiological, otoneurologic and vestibular instrumentation and sound rooms to hearing and balance care professionals worldwide.  Otometrics has a complete product and brand portfolio known for its sophisticated design technology in the hearing and balance assessment markets. Global brands include Aurical®, ICS® and Madsen®.

Additional information about GN Otometrics can be found at www.otometrics.com.

About Natus Medical Incorporated

Natus is a leading provider of healthcare products and services used in the screening, detection, treatment, monitoring and tracking of common medical ailments in newborn care, hearing impairment, neurological dysfunction, epilepsy, sleep disorders, and balance and mobility disorders.

Additional information about Natus Medical can be found at www.natus.com.

COMPANY CONTACT:
Natus Medical Incorporated
Jonathan A. Kennedy
Executive Vice President Finance and Chief Financial Officer
(925) 223-6700
InvestorRelations@Natus.com